                                                                   EXHIBIT 10.7


===============================================================================
                           SOFTWARE LICENSE AGREEMENT
===============================================================================

The following document constitutes a Purchase Agreement between:

SUMMIT V, INC., a subsidiary of Jenkon International, Inc., a corporation organized and existing under the laws of the State of Washington, United States of America, located at 4601 NE 77TH AVENUE, SUITE 300, VANCOUVER, WA 98662, hereinafter referred to as Seller, and

IS 14, Inc. (Maxxis Group, Inc.), a corporation organized and existing under the State of GEORGIA, United States of America, located at 11205 ALPHARETTA HWY, SUITE G-3, ROSWELL, GA 30076, hereinafter referred to as BUYER.

1.       BASIS OF AGREEMENT/GRANT OF LICENSE

         For the consideration and under the terms and conditions of this Software License Agreement (hereinafter "this Agreement"), Licensor hereby grants and Licensee hereby accepts a perpetual, nonexclusive, nontransferable license to use the software described in 2. below (hereinafter, the "Licensed Software"). Licensor reserves all rights not expressly granted to Licensee. In undertaking and performing this Agreement, Licensee shall be entitled to act through, in concert with, or for the benefit of its Affiliates; in this regard, "Affiliate" shall mean any corporation, partnership or other entity that is in or under the direct or indirect control of Licensee or of another Affiliate of Licensee, or any corporation, partnership or other entity that is under common control with Licensee or another Affiliate, or any successor to all or substantially all the business of Licensee or successor to all or substantially all the business of Licensee or such an Affiliate and "control" shall exist whenever there is an ownership, profits, voting or similar interest (including right or option to obtain such an interest) representing at least 30% of the total interests of the pertinent entity then outstanding (treating as outstanding any interests obtainable by Licensee or the relevant Affiliate pursuant to the exercise of the aforementioned rights or options). This provision shall not be construed to change any restrictions applicable to the number of CPUs or the locations where the Software may be executed. All references to use by Licensee shall be construed to permit and include use by Affiliates or by suppliers, sales agents, customers, management companies, joint venture partners and other business entities given access to or use of the software in furtherance of their business with Licensee or any Affiliates.

2.       LICENSEE FEE, PAYMENT SCHEDULE, EFFECTIVE DATE, DESIGNATED SITE AND
         COMPUTER:

2.1      LICENSE FEE

=================================================================================================================
                    Licensed Software                         Check if           Users                 Fee
                                                              Included
-----------------------------------------------------------------------------------------------------------------
SUMMIT V BASE PACKAGE CONSISTING OF:                              X                8               $40,500.00
DISTRIBUTOR TRACKING AND MAINTENANCE MODULE
SALES ORDER PROCESSING MODULE
INVENTORY CONTROL MODULE
COMMISSIONS MODULE*
CUSTOMER SERVICE MODULE
SYSTEM SECURITY MODULE

==================================================================================================================


=================================================================================================================
                    Licensed Software                         Check if           Users                 Fee
                                                              Included
-----------------------------------------------------------------------------------------------------------------
EXECUTIVE INFORMATION SYSTEM
ACCOUNTS RECEIVABLE
REGIONAL INFORMATION SYSTEM
SALES TAX GST/PST MANAGEMENT MODULE


*Includes 100 hours towards the set-up of the compensation plan. At this time the plan has not been defined. Should the set-up require more than ____ hours, then additional fees will be applied at $100/hour for time in excess of ___ hours.

                                    TOTAL                                                          $40,500.00
==================================================================================================================


2.2      PAYMENT SCHEDULE

         Deposit of        $20,250.00       due upon execution of this Agreement
         Payment of        $10,125.00       due February 22, 1997.
         Balance of        $10,125.00       due upon installation of base software package at Licensee Site.

         Any late payment according to the terms set forth in the payment schedule above shall be subject to a late payment charge of one and one half percent ( 1 1/2% ) per month, or the maximum allowed by law, whichever is less, on the past due balance, commencing with the payment's due date.

2.3      EFFECTIVE DATE

         Date:  2/2/97.  This is the effective date of this Agreement.

2.4      DESIGNATED INSTALLATION SITE

         Licensee address as noted above.

         This is the sole physical location at which the Licensee may use the Licensed Software on Licensee's Computer or computers designated under
         Section 2.5 ( the "Designated Computer").

2.5      DESIGNATED COMPUTER

         Designated Computer Manufacturer
         Computer Model
         Serial Number

         Buyer may change platforms, operating systems or equipment without upgrade charge.

2.6      MOVING

         Licensee may move the Designated Computer and Licensed Software to a new site and use the Designated Computer and Licensed Software at the new site provided Licensee notifies Licensor of the new location, in writing, at least 48 hours prior to moving the Designated Computer and Licensed Software.



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



3.       MANUALS

         Licensor will provide one full set of the SUMMIT V Licensed Software manuals. Additional manuals can be purchased as desired.

4.       SOFTWARE LICENSE

4.1      OWNERSHIP OF LICENSED SOFTWARE

         Licensor is and shall remain sole owner of the Licensed Software and of all information related to the Licensed Software, including, but not limited to source code, object code, algorithms, screen displays, file designs, report formats, and documentation (all of which are deemed as "Confidential Information") furnished in connection with this Agreement, and of all right, title, interest, and goodwill related thereto.

4.2      TITLE AND OWNERSHIP RIGHTS INDEMNIFICATION

         4.2.1 Licensee acknowledges that Licensor is the sole owner of the Licensed Software and all past, present, and future versions and releases thereof, including any and all modifications thereof made by Licensor and all patents, copyrights, and other proprietary rights relating thereto.

         4.2.2 Licensor shall defend Licensee against suits, proceedings at law and any and all liability or expense arising out of or in connection with, any claim that the use of the Licensed Software and any module described in 2. hereof, or any module licensed at a later date covered as an item of the Licensed Software, infringes on any existing patent, copyright or other property right and, subject to the limitation of liability contained herein. Licensor will pay all costs, charges and attorney's fees that a court finally awards as a result of such claim. To qualify for such defense and payment, the Licensee must:

                  4.2.2.1 Give Licensor prompt, written notice of any such claim; and

                  4.2.2.2 Allow Licensor to control, and fully cooperate with Licensor in the defense and all related settlement negotiations.

4.3      TERM AND TERMINATION

         The term of Licensee's license under this Agreement shall commence upon the Effective Date, and shall remain in force perpetually so long as Licensee is not in default under this Agreement. Should Licensee terminate or if default results in termination, Licensee's license to use the licensed software shall terminate, and Licensee shall do the following:

         4.3.1 Delete and destroy or return to Licensor all copies of the Licensed Software and not retain any copies of the Licensed Software.

         4.3.2 Assist the Licensor in changing the renewal code to reflect the termination date as soon as termination notice is given by Licensor or Licensee.

         4.3.3 Confirm in writing that it has complied with the terms of this paragraph within thirty days of termination of the Agreement.

         The terms and conditions pertaining to the nondisclosure of the Licensed Software will remain in effect beyond default and/or termination of Licensee's license.


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

4.4      SOFTWARE WARRANTY

         EXCEPT AS IS EXPRESSLY PROVIDED FOR HEREIN, LICENSOR MAKES NO WARRANTY, EXPRESSED OR IMPLIED RESPECTING THE LICENSED SOFTWARE, INCLUDED, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. A WARRANTY IS AVAILABLE FROM LICENSOR UNDER A SOFTWARE MAINTENANCE AGREEMENT.

4.5      LIMITATIONS OF LIABILITY

         In all situations involving performance or nonperformance of the Licensed Software furnished hereunder, the entire liability of the Licensor to the Licensee, or to any third party, and the Licensee's, or any third party's exclusive remedy shall be as follows:

         4.5.1    The correction by Licensor of Licensed software defects, or,

         4.5.2 If, after reasonable efforts, Licensor is unable to make the unmodified Licensed Software operate as documented, Licensee shall be entitled to recover actual damages to the limits as set forth in this section. For any other claim concerning performance or nonperformance of Licensed Software pursuant to or in any other way related to the subject matter of this Agreement and any supplement hereto, the Licensee shall be entitled to recover actual damages to the limits set forth in this section.

         4.5.3 Licensor's liability for damages to the Licensee for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, shall be limited to the total amounts paid to Licensor under this Agreement.

         4.5.4 In as much as Licensee shall prepare commission checks from time to time, Licensee shall accept full responsibility to audit and verify all commission calculation amounts before sending any commission check to any person. In the event an error is found, whether before or after any commission check is sent to any person, Licensor's exclusive liability shall be to correct the software programs in a timely fashion. If Licensee sends incorrect commission checks to any person, Licensor shall not be liable for loss of profits or damages of any kind resulting from the incorrect calculations of commission amounts.

         4.5.5 No action regardless of form, arising out of a claim of a breach of this Agreement may be brought by either party more than one (1) year after the date of the alleged breach, except that an action for nonpayment will be limited only by the statute of limitations of the State of Washington

4.6      NON-DISCLOSURE OF LICENSED SOFTWARE AND CONFIDENTIAL INFORMATION

         4.6.1 Licensee is prohibited from distributing, transferring possession of, or otherwise disclosing or making available the Licensed Software or Confidential Information to any person (other than Consultants as described herein) and from reproducing or installing the Licensed Software for use on any computer other than the Designated Computer. Licensee shall exercise the highest degree of care in safeguarding the Licensed Software and Confidential Information against loss, theft, or other deliberate or inadvertent disclosure and shall generally take all steps necessary or that are requested by Licensor to ensure maintenance of confidentiality.

         4.6.2    Section Removed

         4.6.3 Licensee's obligations under this section shall survive any termination or breach of this Agreement. VIOLATION OF ANY PROVISION IN THIS SECTION SHALL BE THE BASIS FOR THE IMMEDIATE TERMINATION OF THIS AGREEMENT.


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

         4.6.4 If Licensee engages Consultants to assist in the adaptation and modification of the Licensed Software, each Consultant shall sign a confidentiality and nondisclosure agreement in a form acceptable to Licensor, prior to any such work being carried out.

4.7      MODIFICATION AND ADAPTATION OF LICENSED SOFTWARE

         Licensee may modify the Licensed Software, but only for Licensee's own use. Any portion of the Licensed Software included or merged into other software, and Licensed Software modified by Licensor, Licensee or any other party shall at all times remain subject to all terms of this License Agreement. Should Licensee modify the Licensed Software, Licensor shall not be responsible for any failure, damages, or injuries resulting from the use of such modified Licensed Software. Absent written agreement to the contrary, any modification or merger of the Licensed Software by the Licensee directly or indirectly may result in the voiding of any warranties made herein and may void this agreement, at the option of Licensor. On Licensor's request, Licensee shall furnish Licensor with a copy of all such modifications, adaptations, and translations, including source code. Licensor shall have a perpetual, royalty-free, and nonexclusive right to use and distribute any such modification, adaptation, or translation developed by Licensee or any of Licensee's consultants.

4.8      NONDISCLOSURE

         4.8.1 Licensee recognizes and acknowledges that breach of the confidentiality and nondisclosure provisions of this Agreement by Licensee, its employees, Consultants, agents, representatives, or persons authorized to have access to the Licensed Software will cause Licensor irreparable damage which cannot be readily remedied in damages in an action at law, thereby entitling Licensor, in addition to any other remedies available to it, to have injunctive relief against Licensee.

         4.8.2 The Licensee shall take all reasonable steps necessary to ensure that the Licensed Software or Confidential information is not made available in any form to any person, persons or company not licensed by this Agreement. In particular, the Licensee recognizes the proprietary nature of the Licensed Software and Confidential Information and agrees to make no copies, with the exception of normal backup requirements, of the Licensed Software and Confidential Information or any of its components by any means or for any purpose whatsoever, except as expressly stated in this License Agreement, without prior written approval of the Licensor.

4.9      PROTECTION OF SOURCE CODE

         This section applies only if Source Code is provided to Licensee.

         4.9.1 Source Code, being Confidential Information, is subject to all confidentiality and nondisclosure provisions of this Agreement. Any new source code created or derived from existing Source Code by Licensee or any Consultant shall be for Licensee's internal use only and shall remain subject to all confidentiality and nondisclosure provisions hereof.

         4.9.2 Licensee will not allow anyone to attempt to re-create Source Code from Object Code by reconstruction, reverse compiling or reverse engineering.

         4.9.3 Under this Agreement a Source Code License is not available to Buyer

         4.9.4 This Agreement is contingent upon execution of a Source Code Agreement between both Buyer and Seller within 90 days.

4.10     COPYRIGHT AND COPYRIGHT NOTICES

         Copyright in the Licensed Software is and shall remain in Licensor's name. Licensee shall include and cause to be included in all modifications, adaptations, and translations of the

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


         Licensed Software, Licensor's notice of copyright and of proprietary interest, in English and translated into foreign language adaptation. No such notices of copyright or of proprietary interest shall be deleted or modified. Licensee shall, at Licensor's reasonable request, promptly execute and sign any and all applications, including but not limited to copyright applications, and any and all assignments, and other instruments of all modifications, adaptations and translations of the Licensed Software it makes or causes to be made, and Licensee may freely use them, but for Licensee's internal use only and not by any other person. All such modifications, adaptations, and translations shall remain subject to all confidentiality and nondisclosure provisions of this Agreement.

4.11     TAXES, DUTIES, ETC.

         The license fees stated herein are for the defined Software only and are exclusive of all taxes, duties, and other governmental charges. The Licensee agrees to pay any and all taxes, duties, and other governmental charges on the Licensed Software however designated or levied whether or not specifically included in this Agreement, excluding Licensor's income taxes.

4.12     ACCEPTANCE/DELIVERY/DEPOSIT

         4.12.1 Acceptance: Licensor shall deliver the current general release version of Licensed Software in magnetic form, tape or floppy disk, compatible with the Designated Computer within 14 days of the on-site installation, unless Licensee and Licensor agree upon another date in writing. It shall be considered that the Licensed Software programs have been accepted by the Licensee when the programs have been loaded on the designated computer and the main menu for the licensed software can be displayed on a screen.

         4.12.2 Delivery: The date the Licensee has possession of the Licensed Software.

         4.12.3 Deposit: Licensee recognizes that any deposit paid under this agreement will be utilized immediately in preparation of installation, set up of documentation and administration, and order processing costs. Should Licensee cancel this agreement Licensor reserves the right to charge Licensee at Licensor's current rates or a minimum of 30 percent of the total initial license fee, whichever is greater, for any expenses incurred between Licensee signing contracts and canceling same. The aforementioned expenses will be deducted from any deposits paid.

4.13     ASSIGNMENT

         This Agreement is assignable by Licensor upon written notice to Licensee. This Agreement is not assignable by Licensee without written consent of Licensor. In the event of assignment, the promises and covenants herein contained shall continue to be binding upon the original parties.

4.14     LIMITATION OF USE

         Licensee shall not, without the prior written permission of Licensor, use the Licensed Software except to process the normal and regular business information of Licensee. Licensee is expressly prohibited from using the Licensed Software to process data from other businesses, parties, or corporations for compensation of any kind whatsoever without the expressed written consent of Licensor in advance.

4.15     DEFINITIONS

         4.15.1 "Software": Computer programs, routines, and other proprietary system information, which when applied to a computer would enable or permit the same to perform the intended tasks. This definition of software fully contemplates that the computer programs may be transferred or transposed between or among various typed listings, paper printouts, magnetic media and may be stored in computer language and may be in the form of regularly typed listings, paper printouts, or magnetic media, and may be


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


                  stored in memory devices of various types including random access memory, read only memory, disks or diskettes, and the like.

         4.15.2 "Confidential Information": Licensed Software and all information related to the Licensed Software, including, but not limited to source code, object code, algorithms, screen displays, file designs, report formats, and documentation.

         4.15.3 "Consultant": a person or company under Licensee's direction or control, but not an employee of the Licensee, who shall be given access to the Source Code, Software, or Confidential Information. Consultants are required to sign a confidentiality and nondisclosure agreement with Licensor before they are given access to the Software by Licensee.

         4.15.4 "Copy": Any reproduction of any of the software, in whole or in part, in any form whatsoever, including but not limited to printouts of any form in any computer language. Also included are recordings or reproductions on any recordable material including but no limited to magnetic tapes, disks, diskettes, in any language or form.

         4.15.5 "Use": Operating the Licensed Software on the designated computer at the Designated Computer Site for the express purpose of fulfilling the regular and normal business activities and duties of the Licensee.

         4.15.6 "Source Code": The actual words, phrases, sentences, and paragraphs of the Licensed Software that comprise the program commands that when operated on by the computer, cause the computer to act according to said commands. Some Source Code must be compiled translated by the computer into machine readable command code.

5.       GENERAL:

5.1      DEFAULT

         It is a default under this Agreement if any one or more of the following events occur and Licensor is adversely affected:

         5.1.1 Licensee breaches any one or more of the covenants, terms or conditions of this Agreement to be paid, performed, or complied with by Licensee; or

         5.1.2    Licensee becomes bankrupt or insolvent

         In the event that a default on the payment terms occur on this agreement, Licensor may exercise his rights of enforcement under the Uniform Commercial Code in force in the State in which the Licensee resides at the date of this security agreement and, in conjunction with, addition to, or substitution for those rights, at Licensor's discretion, may

         5.1.3    Section Removed

         5.1.4 Enter upon Licensee's premises to take possession of, assemble, and collect the Collateral or render it unusable.

5.2      SECTION REMOVED

5.3      NOTICES

         All other notices required hereunder shall be given in writing and shall be delivered or sent by postage prepaid mail addressed to the parties at their addresses first mentioned, or at such other addresses as either party may designate to the other by notice as provided in this section. Notices shall be deemed effective upon their deposit into the U.S. Mail, properly addressed and postage prepaid.


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


5.4      INVALID PROVISIONS

         If any provision of this Agreement be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

5.5      ENTIRE AGREEMENT

         This Agreement supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral, requests for proposals, or previous discussions of the parties. There have been no other promises or inducements, oral or written, given by any party to the other to enter into this Agreement. The parties agree that this Agreement or any term or provision thereof shall not be modified in any manner whatsoever without the written authorization of both parties hereto and signed by both an authorized representative of Licensee and by an authorized representative of Licensor.

5.6      ARBITRATION

         If any controversy or dispute arises out of this Agreement, or the breach thereof, the parties will endeavor to settle such dispute amicable. If the parties shall fail to settle any dispute, such dispute shall be finally settled by binding arbitration conducted in Clark County, Washington. All arbitration shall be in accordance with the then existing Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this Agreement shall be valid and sufficient. If either party seeks to enforce its rights under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party.

5.7      ATTORNEY FEES

         The prevailing party in any arbitration or lawsuit concerning this Agreement or any matter related thereto shall be entitled to any award of reasonable attorney fees and costs from the other, including fees incurred through trial, appeal or in bankrupt proceedings. Licensor shall be entitled to recover reasonable attorney's fees incurred with regard to collection of payments due to repossession or disposal of collateral, without regard to the institution of legal proceedings.

5.8      HIRING OF JENKON PERSONNEL

         5.8.1 Licensee understands that significant time and resources have been invested by Licensor into selecting, training, educating, and developing each Licensor employee. Licensee agrees, therefore, that significant harm and damage would result to Licensor in the event Licensor's employee was to terminate employment with Licensor to work under the employ of Licensee, whether as an employee or as a Consultant.

         5.8.2 Licensee agrees that no discussion of employment or compensation in any form whatsoever, or the possibility of the same including offers of employment, compensation, or other arrangements of forming a business relationship directly with any employee will be made by Licensee or his representative or agent unless express written permission has been granted by Licensor in advance. The parties hereto do hereby acknowledge that Licensor would suffer damage in the event that an employee of Licensor were to become employed in any way by Licensee within one (1) year of the employees termination from Licensor.

         5.8.3 The parties further agree that it would be difficult to ascertain with any degree of certainty the amount of damages which would be sustained by Licensor. In light of the foregoing, the parties hereto do hereby agree that in the event an employee of Licensor does become so employed by Licensee within the time period set forth herein, Licensee

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                  shall pay to Licensor as liquidated damages an amount equal to twelve (12) months of the employee's last salary at Licensor, which sum shall be compensation to Licensor for the inconvenience, disruption, recruitment, training, education and development of the replacement employee. Said payment by Licensee to Licensor shall be made within thirty (30) days of the date on which the former employee of Licensor commences employment with Licensee.

         5.8.4 Licensor warrants that no known viruses are contained in the Licensed Software.

5.9      MILLENNIUM COMPLIANCE

         Seller warrants that Licensed Software shall function in accordance with the Specifications before, during, and after January 1, 2000, without any change in operations associated with the advent of the new century.

6.       AUTHORIZED SIGNATURE

         This Agreement shall be binding upon Licensee and Licensor only at such time as it has been signed by an Authorized Officer of the Licensee and by an Officer, identified below, of Licensor.

===========================================================================================================
ACCEPTED BY:                        Summit V, Inc.                     IS 14, Inc.
                                                                       (Maxxis Group, Inc.)
-----------------------------------------------------------------------------------------------------------
NAME (PLEASE PRINT)                 Brian W. Maggs                     James W. Brown
-----------------------------------------------------------------------------------------------------------
NAME (SIGNATURE)                    /S/ Brian W. Maggs                 /s/ James W. Brown
-----------------------------------------------------------------------------------------------------------
TITLE:                              Executive Vice President           President
-----------------------------------------------------------------------------------------------------------
DATE:                               2/10/97                            2/2/97
===========================================================================================================


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